                                                                   Exhibit 10.61

[GUPTA LOGO]

                         OEM SOFTWARE LICENSE AGREEMENT
                               (SIGNATURE PAGES)

PREAMBLE: The following are the Signature Pages of an agreement ("Agreement") which consists of (i) the General Terms and Conditions and (ii) these Signature Pages. The documents are referenced together by the contract number and are to be taken together and not separately. THIS AGREEMENT SHALL BE EFFECTIVE AS OF THE "EFFECTIVE DATE" SPECIFIED BELOW ONLY WHEN THESE SIGNATURE PAGES ARE EXECUTED BY BOTH PARTIES AND ALL PAGES OF BOTH THE GENERAL TERMS AND CONDITIONS AND THESE SIGNATURE PAGES ARE INITIALED WHERE INDICATED BY BOTH PARTIES.

IN CASE OF CONFLICT BETWEEN THE TERMS AND CONDITIONS SPECIFIED IN THE SIGNATURE PAGES BELOW AND THE GENERAL TERMS AND CONDITIONS, THE TERMS AND CONDITIONS OF THESE SIGNATURE PAGES SHALL CONTROL.

NOTATIONAL CONVENTION: Provisions of the General Terms and Conditions shall be referred to as "Section X.Y(z) GTC". Provisions of these Signature Pages shall be referred to as "Item A.B(c) SP"

1. UPS

"UPS" shall mean United Parcel Service General Services Co., a Delaware corporation with its principal place of business located at 55 Glenlake Pkwy., N.E., Atlanta, GA 30328, together with its parent company and direct and indirect subsidiaries of such parent company, (collectively "UPS").

2. EFFECTIVE DATE OF AGREEMENT: September 29,1994

3. TERMINATION DATE: December 31, 1999, subject to the following agreements and understandings:

(b) UPS may, at its option, notify GUPTA of its desire to acquire the rights to use, sublicense and distribute additional Program Copies (over and above those used, distributed and/or sublicensed by UPS during the term of this Agreement) for a maximum two-year period (ending December 31, 2001) beyond the expiration date of the Agreement subject to the payments specified in Item 5(c) SP below;

(c) UPS shall have the option to extend the maintenance, support, update and upgrade provisions of this Agreement through December 31, 2004 subject to the payments specified in Item 6(e) SP below.

4. PROGRAMS [LIST]: SQLBase Multitasking Engine For Windows

            Report Windows (Component of GUPTA Quest)
            Quest Query Activity (Component of GUPTA Quest)
            SQLBase Server (all versions, subject to 8(b) below)

UPS_____                                                             GUPTA_____

                                      Page
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5. LICENSE FEE PAYMENTS:

(a) As provided in Section 4.1 GTC and solely in consideration for the rights granted in Section 3.1 GTC, UPS shall pay to GUPTA upon execution of this Agreement the nonrefundable, noncontingent sum of $2,050,000 (Two million fifty thousand U.S. dollars), such payment to be made by UPS to GUPTA on or before September 29, 1994. Such payment shall be considered payment in full for UPS's use, sublicensing and/or distribution of the Programs as provided in the Agreement through December 31, 1997.

(b) GUPTA shall give UPS written notice at least ninety (90), but not more than one hundred and twenty (120), days prior to December 1, 1995, of UPS's ability to extend the Agreement as provided herein. Provided that UPS notifies GUPTA on or before December 1, 1995 of its intent to extend the Agreement for an additional one (1) year period (through December 31, 1998), then UPS shall make an additional payment of $1,400,000 (one million four hundred thousand U.S. dollars) to GUPTA in two installments:

      (i) $700,000 on or before January 15, 1996; and

      (ii) $700,000 on or before January 15, 1997

Such payment shall be considered payment in full for UPS's use, sublicensing and/or distribution of the Programs as provided in the Agreement, for the period January 1, 1998 through December 31,1998.

(c) Provided that UPS notifies GUPTA no later than ninety (90) days prior to the expiration date of this Agreement (December 31, 1997 or December 31, 1998 as applicable) of its intent to acquire the rights to use, sublicense and distribute additional Copies of the Programs, then UPS may acquire such Copies in minimum increments of 10,000 Copies at $20 per copy, payment to be made by UPS to GUPTA in advance.

6. MAINTENANCE FEE:

(a) In consideration for the support and maintenance services, upgrade and update rights for the period ending December 31, 1995, UPS shall pay the sum of $125,000 to GUPTA on or before September 29, 1994.

(b) In consideration for the support and maintenance services, upgrade and update rights for the period beginning January 1, 1996 and ending December 31,1996, UPS shall pay the sum of $150,000 to GUPTA on or before September 29, 1994.

(c) In consideration for the support and maintenance services, upgrade and update rights for the period beginning January 1, 1997 and ending December 31, 1997, UPS shall pay the sum of $175,000 to GUPTA on or before September 29, 1994.

(d) In the event that UPS exercises its option to extend the Agreement through December 31 1998 (as provided in Item 5(b) SP above) and in consideration for the support and maintenance services, upgrade and update rights for the period beginning January 1,1998 and ending December 31, 1998, UPS shall pay the sum of $200,000 to GUPTA in two installments, as follows:

      (i) $100,000 on or before January 15, 1996; and

      (ii) $100,000 on or before January 15, 1997

UPS_____                                                             GUPTA_____

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(e) MAINTENANCE CONTINUATION: Provided that this Agreement has not been renewed or extended, UPS shall have the right to extend its support, maintenance update and upgrade rights subsequent to the expiration of this Agreement on a yearly basis through December 31, 2004. Commencing with calendar year 1997 and for each year that UPS extends this Agreement or its support, maintenance update and upgrade rights, GUPTA shall give UPS written notice at least ninety (90), but not more than one hundred and twenty (120), days prior to December 31 st of each applicable year, of UPS's ability to extend its support, maintenance update and upgrade rights as provided herein. In order to exercise this right, for each applicable year, UPS shall notify GUPTA in writing at least sixty (60) days prior to the beginning of such year. In consideration for such support, maintenance, update and upgrade rights in the event that such option is elected UPS shall pay GUPTA in advance and no later than January 1 of the applicable year as follows:

(i) If the first year of such continuation is calendar year 1998 the fee shall be $200,000;

(ii) If the first year of such continuation is calendar year 1999, then the fee shall be $220,000;

(iii) For years subsequent to the first continuation year, the fee shall be the lesser of (i) the previous year's fee raised by ten percent (10%) or (ii) 6% of the cumulative fees paid by (or due to be paid by) UPS to GUPTA for Program Licenses as of September 30 (Items 5(a), 5(b) and 5(c) SP above) of the immediate prior year; provided, however, that the fee shall not be less than the fee for the immediately preceding calendar year.

7. UPS PRODUCT: For purposes of this Agreement, the "UPS Product" shall mean the UPS MaxiShip(R) and a related family of shipping, manifesting, tracking, and receiving applications, and their respective successors as installed for use by a UPS customer. It is understood by UPS and GUPTA that applications outside this family are not covered by this Agreement.

8. OTHER TERMS:

(a) INTERNAL USE LICENSE: Internal use by UPS and its authorized contractors and consultants of the Programs is covered by the license fees paid by UPS at no additional charge provided that such use is related to the development and support of the UPS Product. During the term of this Agreement, and provided that all license fees have been paid, UPS shall have the right to copy and use internally the Programs as reasonably necessary to support the current and future development efforts of Products; training of UPS personnel in the UPS Products; UPS Help Desk copies for first and second level support of the UPS Products; and external sales and internal demonstrations of the UPS Products. All such use shall respect GUPTA's and GUPTA's licensors intellectual and other proprietary rights in and to the Programs as provided in this Agreement.

Internal use by UPS of the Programs or other GUPTA products for other purposes is subject to a separate agreement between UPS and GUPTA.

(b) SQLBASE SERVER PROGRAM USAGE: UPS agrees and acknowledges that the License Fees paid by UPS hereunder are based on the forecast by UPS that no more than 20% of its overall user base for the UPS Product(s) shall use or access the SQLBase Server Programs. UPS agrees to measure such usage and to report to GUPTA on or before September 30, 1996 the exact percentage such user base accessing the SQLBase Server Programs as of June 30, 1996. If such percentage exceeds the 20% forecast UPS agrees to negotiate in good faith with GUPTA no later than December 31, 1996 the additional compensation, if any, for such excess percentage.

UPS_____                                                             GUPTA_____

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(c) MODIFICATION TO THE QUEST QUERY ACTIVITY PROGRAM: Independent from UPS and
GUPTA other rights and obligations under this Agreement, GUPTA agrees to undertake a minor modification of the Quest Query Activity Program to ease UPS's integration of such Program into the UPS Product. Such modification shall involve providing a C++ wrapper to such Quest Query Activity Program and provide the following functionality:

      (i) C++ class tied to Microsoft Foundation Class using the query engine dynamic link library. This class will be able to drive the GUPTA Report engine class; and

      (ii) C++ class tied to Microsoft Foundation Class to provide query design and table window preview. This class will integrate into the UPS Product as an MDI child window. It would also allow the file save dialogue to be overridden and allow query access to be restricted to specific tables and columns.

GUPTA shall use all commercially reasonable efforts to provide such modification to UPS before December 31, 1994. In consideration for GUPTA's separate agreement to undertake such work, UPS agrees to pay GUPTA $100,000 net thirty (30) days from delivery to UPS of such modification; provided, however, that if GUPTA fails to deliver such modification to UPS on or before January 5, 1995, UPS shall not be obligated to acquire the modification in which case GUPTA shall be relieved of any obligation to provide such modification to UPS. Such modification shall remain GUPTA's sole and exclusive property and shall have the same licensing rights in the modification as it does to the Programs, (i.e., licensed by GUPTA to UPS for use, sublicensing and distribution in conjunction with its rights to the Programs under this Agreement)

(d) TECHNICAL COOPERATION: GUPTA shall use all commercially reasonable efforts to incorporate UPS Product test scripts as part of GUPTA's quality assurance efforts for the Programs.

IN WITNESS WHEREOF, the parties hereby confirm that this Agreement is effective at the date set forth above and that all terms and conditions have been agreed to:

UPS:                                        GUPTA:

By: /s/ Jerome F. Avrelio                   By: /s/ Richard M. Noling
    -------------------------------             -----------------------------
Name: Jerome F. Avrelio                     Name: Richard M. Noling

Title: I.S. Administrations Manager         Title: Senior Vice President & CFO

Date: 9/23/94                               Date: 9/21/94

UPS_____                                                             GUPTA_____

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                                    EXHIBIT A

                              TRADEMARK USE POLICY

                                GUPTA CORPORATION

         GUIDELINES FOR DISTRIBUTORS, OEMS, RESELLERS, BUSINESS PARTNERS
            AND OTHER LICENSEES REGARDING USE OF GUPTA'S TRADEMARKS,
              SERVICE MARKS, TRADE NAMES AND LOGOS IN YOUR PRODUCT
                             AND MARKETING MATERIALS

                            EFFECTIVE JANUARY 1, 1994

      Gupta claims trademark and service mark rights in the stylized "GUPTA" and "GUPTA POWERED" logos and all of its product names. Gupta also claims copyrights in each of its products, manuals and associated packaging.

      Your agreement with Gupta does not give you any ownership rights in our trademarks, service marks or copyrights. All trademarks, service marks, trade names and logos under which Gupta markets or promotes its various products and services are and shall remain the exclusive property of Gupta Corporation. You only have the limited licenses granted in your agreement. All goodwill arising out of your use of our marks pursuant to your agreement inures to Gupta's benefit. Your limited right to use the Gupta marks immediately ceases upon termination or expiration of your agreement with Gupta.

      As part of your relationship with Gupta, you are required to follow the guidelines set out below regarding trademarks and copyrights. Gupta intends to update these Guidelines from time to time. You must immediately use best efforts to update your advertising materials to conform to the updated Guidelines and in any event must do so within sixty (60) days of Gupta's release of an update to the Guidelines.

1. WHAT YOUR UNITED STATES MATERIALS MUST INCLUDE REGARDING GUPTA'S FEDERALLY REGISTERED MARKS

      Gupta is the owner or exclusive authorized user of the federally registered marks set out below. You may use these marks in your advertising, subject to the limitations below. You may use any font you wish, you may use UPPER CASE only (NOTE: CERTAIN LETTERS MUST BE LARGER THAN OTHERS IF YOU USE UPPER CASE) or you may use UPPER CASE and lower case (NOTE: CERTAIN LETTERS MUST ALWAYS BE IN UPPER CASE). Set out below is the manner in which you must depict Gupta's federally registered marks.

UPS_____                                                             GUPTA_____

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      IF UPPER CASE IS USED:

            QUEST(R)
            SQLBASE(R)
            SQLGATEWAY(R)
            SQLHOST(R)
            SQLROUTER(R)
            SQLTALK(R)
            SQLWINDOWS(R)

      IF UPPER CASE AND LOWER CASE IS USED:

            Quest(R)
            SQLBase(R)
            SQLGateway(R)
            SQLHost(R)
            SQLRouter(R)
            SQLTalk(R)
            SQLWindows(R)

When referring to these names in printed materials, you must:

      (1) Identify the mark in either UPPER CASE or UPPER CASE and lower case as shown above and include the (R) symbol in the manner depicted above at least once in the first most prominent usage of the mark.

      (2) Include the following statement:

                  "[insert mark] is a United States registered trademark of Gupta Corporation." (NOTE: IN THE CASE OF SQLWINDOWS, THIS STATEMENT MUST STATE "SQLWINDOWS IS A REGISTERED MARK EXCLUSIVELY LICENSED TO GUPTA CORPORATION").

      (3) You may use any font you wish but the first letter (and some other letters) in these names must appear capitalized in UPPER CASE to make it recognizable from the surrounding text.

II. WHAT YOUR UNITED STATES MATERIALS MUST INCLUDE REGARDING GUPTA UNREGISTERED MARKS

      Gupta is the owner or exclusive authorized user of the unregistered marks set out below. You may use these marks in your advertising, subject to the limitations below. You may use any font you wish. You may use UPPER CASE or you may use UPPER CASE and lower case (NOTE: CERTAIN LETTERS MUST ALWAYS BE IN UPPER
CASE). Set out below is the manner in which you must depict Gupta's unregistered marks.

UPS_____                                                             GUPTA_____

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      IF UPPER CASE IS USED:

            EDITWlNDOWS(TM)
            FAST FACTS(TM)
            GUPTA(TM)
            QUICKOBJECTS(TM)
            SQLCONSOLE(TM)
            TEAMWINDOWS(TM)

      IF UPPER CASE AND LOWER CASE ARE USED:

            EDITWindows(TM)
            Fast Facts(TM)
            GUPTA(TM)
            QuickObjects(TM)
            SQLConsole(TM)
            TEAMWindows(TM)

When referring to these names in printed materials, you must:

      (1) Identify the mark in either UPPER CASE or UPPER CASE and lower case as shown above and include the (TM) or (SM) symbol (NOTE: DO NOT USE A CIRCLE) in the manner depicted above at least once in the first most prominent usage of the mark.

      (2) Include the following statement for all the unregistered marks above:

                  "[insert mark] is a trademark of Gupta Corporation." (NOTE: IN THE CASE OF EDITWINDOWS AND TEAMWINDOWS THIS STATEMENT MUST STATE "[INSERT MARK] IS A TRADEMARK EXCLUSIVELY LICENSED TO GUPTA CORPORATION").

      (3) You may use any font you wish but the first letter (and some other letters) in these names must appear capitalized in UPPER CASE to make it recognizable from the surrounding text.

      Gupta may obtain federal registrations of all or some of the currently unregistered marks. You will be advised of any such registration in an update to these Guidelines. You then must identify the newly registered mark in the manner described above under II.

III.  USE OF GUPTA MARKS IN MATERIALS DISTRIBUTED OUTSIDE THE UNITED STATES

      (1) You may not use any Gupta mark or name in printed advertising or other materials distributed outside the United States unless you are permitted to distribute in such jurisdictions pursuant to your agreement with Gupta.

UPS_____                                                             GUPTA_____

      (2) If you are permitted to distribute outside the United States, you may only advertise Gupta products in the jurisdictions noted in your agreement with Gupta.

      (3) Gupta has international registrations for several of its marks and is in the process of applying for registration for many other marks in certain foreign jurisdictions.

      (4) When referring to a Gupta mark in printed advertising or other materials intended solely for distribution outside the United States, you must:

                  (a) Include the (R) symbol as applicable in the manner depicted in I.

                  (b) Include the (SM) or (TM) symbol as applicable in the manner depicted in II.

                  (c) Include the following statement for all marks except for SQLWindows, EDITWindows, and TEAMWindows:

                        "[insert mark] is a [and where applicable 'registered'] trademark of Gupta Corporation."

                  (d) Include the following statement for SQLWindows, EDITWindows, and TEAMWindows:

                        "[insert mark] is a [and where applicable 'registered'] trademark exclusively licensed to Gupta Corporation."

IV. OUR LOGOS

      (1) "GUPTA" Company Logo: Upon request and provided you have been authorized to use the "GUPTA" logo, We will provide you with camera-ready art of the latest version of the logo. You must discontinue use of all previous versions of our logo. The following design rules will apply to the use of the GUPTA logo:

            (a) The GUPTA logo must be accurately shown in standard proportions and placement and must NEVER be distorted, superimposed, reversed, outlined or rotated;

            (b) The GUPTA logo must not be incorporated into any other symbol or mark or be used as a border on any ad;

            (c) If the GUPTA logo is used on store signage, stationery or business cards, care must be taken to create the overall impression that the advertising is for Gupta products and/or services, not that you are Gupta or that the logo belongs to you.

      (2) "GUPTA POWERED" Logo: If you are interested in using this logo and satisfy the criteria, you must enter into a separate Logo License Agreement with Gupta.

UPS_____                                                             GUPTA_____

V. GENERAL RULES FOR PRINTED MATERIALS

      (1) The marks must be used as an adjective to identify Gupta's products (trademarks) or services (service marks). They should never be used as a noun or verb; the mark must modify a product or service.

            For example:       You may state              You may not state

                               SQLBase(R) Server          SQLBase(R) [by itself]

      (2) The marks should never appear in the plural or possessive:

            For example:       You may state              You may not state

                               SQLBase(R) Server's        SQLBase(R)'s

      (3) The marks should never be abbreviated or made into an acronym:

            For example:       You may state              You may not state

                               SQLWindows(R) Software     SQLWin Software

      (4) The marks or the Gupta company name should never be used as or incorporated into another company's name (whether a corporate name or d/b/a) to avoid confusion in the marketplace

            For example:       You may not state

                               SQLWindows Solutions, Inc.
                               XYZ Gupta Ltd.

      (5) You may not at any time or in any way indicate ownership of or any rights in Gupta's marks or logos. For example, you MAY NOT say "SQLBase Server for NetWare by [name of distributor, OEM, Reseller Business Partner or other licensee]."

      (6) You may not attached, remove or disfigure any Gupta marks on our software products or advertising literature and may not attach any additional marks to our software products or advertising materials. You may not attached the Gupta marks to any other products other than our products unless you have a specific license agreement to do so.

      (7) You may not alter or remove or obscure any copyright or other proprietary notices on or in our products or related documentation or materials.

      (8) You may not use any Gupta mark or logo as part of your business name and must at all times conduct business only under your own name.

      (9) You may not use Gupta's marks and logos in violation of any federal, state or local law, or any regulation or order of any administrative agency or governmental authority.

UPS_____                                                             GUPTA_____

      (10) You may not use Gupta's trademarks, service marks, trade names or logos in a manner which is misleading in any manner (e.g., price, product features or specifications).

      (11) You may not use Gupta's marks and logos to advertise another vendors' products -- even if they are compatible with Gupta's products. Also, they may not be used for general promotion that are not specifically related to Gupta products.

VI. COMPLIANCE

      (1) Gupta reserves the right to require you to submit to Gupta for its prior approval any and all of your advertising and sales literature which refer to Gupta or include any of the Gupta marks, trade names or logos. If Gupta has not notified you of its disapproval of such materials within five (5) business days or receipt, the materials shall be deemed approved. You must make all modifications to the materials deemed necessary by Gupta to protect the goodwill of the Gupta marks, trade names and logos.

      (2) Misuse of our marks, logos and copyrights is a violation of your agreement with Gupta.

      (3) IF THERE ARE ANY QUESTIONS RELATING TO THE MATERIAL CONTAINED WITHIN THESE GUIDELINES, CONTACT THE LEGAL DEPARTMENT, GUPTA CORPORATION
            (415) 321-9500.

UPS_____                                                             GUPTA_____

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                                    Exhibit B

                       GUPTA STAR Support Services to UPS

For purposes of this Agreement, and subject to payment by UPS of the Maintenance Fees as provided in Item 6 SP above, GUPTA shall provide UPS with the following services:

1. Two designated senior support contacts available during the Prime Coverage hours set forth in 3 below, subject to personnel changes upon written notification by GUPTA to UPS.

2. Two business hour maximum response time to all support calls.

3. Prime coverage hours from 6:00 A.M. to 6:00 P.M. Pacific Time, Monday through Friday, excluding holidays. Off hours are 3:00 A.M. to 6:00 A.M. Pacific Time and 6:00 P.M. to 9:00 P.M. Pacific time, Monday through Friday, excluding holidays, where senior technical support representatives may be contacted for emergency situations (i.e., Priority 1 problems as defined in Exhibit C) via a designated telephone or beeper number.

4. Priority escalation (according to the defined Escalation Procedures and Call Priorities set forth in Exhibit C) and product update service (covered products only).

5. Monthly conference calls and tracking and bug status reports.

6. Periodic management conferences.

The approach is defined to provide UPS with access to a team of support professionals knowledgable in the Programs and UPS's use thereof and to expedite resolution of problems.

UPS_____                                                             GUPTA_____

                                   Exhibit C

                   Escalation Procedures and Call Priorities

It is important for customers to understand the call flow process within the Technical Services organization and throughout the company. This escalation process is designed to make sure that support resources are leveraged to best serve our customers (i.e., calls) with the severest problems given immediate attention. Below are two charts outlining the escalation procedure followed for any call placed into a GUPTA Technical Support facility. The way in which a specific situation is handled depends on the severity of the call logged into Technical Services. GUPTA's call priority rankings are detailed in the first chart. GUPTA will use its commercially reasonable efforts to escalate calls throughout the organization as reflected in the second chart.

Priority          Description
----------        --------------------------------------------------------------
Priority 1        Production system is down and unable to continue

Priority 2        Development system is down and unable to continue

Priority 3        Installation problem or serious software problem that not stop production or does development

Priority 4        Less serious software problem or product usage question or documentation bug

                          Priority 1     Priority 2     Priority 3     Priority 4
Steps                        Call           Call           Call          Call       Escalation Path
-----------------------  ------------  --------------  -------------  ------------  ---------------
1 . Initial Customer      Within 2      Within 2         Within 2       Within 2    Star Manager
Contact                   hours         hours            hours          hours

2. Diagnosis/Recreation

Determine if bug or
user error - may
involve Engineering
at this point

2a. Frequency of         At Least:     At Least        At least       At least      Star Manager
customer contact:                                      every other    once every
                                                       day            5 days

Up and running           Daily         Every other
                                       day
Not up and               Twice         Daily
running                  Daily

2b. Backline TSE                                       Within 5 days  Within 10     Star Manager
involved                                                              days

Up and running           Within 1 day  Within 2 days                                Backline Manager

Not up and running       Within 4      Within 1 day
                         hours

2c Escalate after                                                                   Star Manager

Up and running           Within 1 day  Within 3 days                                Backline Manager

Not up and running       Within 1/2    Within 1 day                                 Engineering
                         day
                                                                                    VP Tech Services.

UPS_____                                                             GUPTA_____

[GUPTA LOGO]

                         OEM SOFTWARE LICENSE AGREEMENT
                         (GENERAL TERMS AND CONDITIONS)

PREAMBLE: The following are the general terms and conditions of an agreement ("Agreement") which consists of (i) these General Terms and Conditions and (ii) the Signature Pages. The documents are referenced together by the contract number and are to be taken together and not separately. THIS AGREEMENT SHALL BE EFFECTIVE AS OF THE "EFFECTIVE DATE" SPECIFIED ON THE SIGNATURE PAGES ONLY WHEN THE SIGNATURE PAGES ARE EXECUTED BY BOTH PARTIES AND ALL PAGES OF BOTH THE GENERAL TERMS AND CONDITIONS AND THESE SIGNATURE PAGES ARE INITIALED WHERE INDICATED BY BOTH PARTIES.

IN CASE OF CONFLICT BETWEEN THE TERMS AND CONDITIONS SPECIFIED IN THE GENERAL TERMS AND CONDITIONS BELOW AND THOSE OF THE SIGNATURE PAGES, THE TERMS AND CONDITIONS OF THE SIGNATURE PAGES SHALL CONTROL.

NOTATIONAL CONVENTION: Provisions of these General Terms and Conditions shall be referred to as "Section X.Y(z) GTC". Provisions of the Signature Pages shall be referred to as "Item A.B(c) SP".

                          1. PURPOSE OF THIS AGREEMENT

This Agreement is between GUPTA Corporation ("GUPTA"), a California corporation, with offices at 1060 Marsh Road, Menlo Park, CA 94025 and United Parcel Service General Services Co., 55 Glenlake Pkwy., N.E., Atlanta, GA 30328 ("UPS"). GUPTA is engaged in the business of designing and developing database management software and has developed proprietary software programs collectively called "SQL" and UPS wishes to incorporate one or more of such software programs into UPS Products as provided herein. GUPTA and UPS desire to establish the terms and conditions under which GUPTA will provide such software programs for manufacturing and integration into UPS Product(s) for subsequent sublicensing and distribution by UPS and its distributors to end users for their own internal use and to UPS employees and others for development, training, demonstration, and other internal uses related to the UPS Product(s).

                             2. CERTAIN DEFINITIONS

2.1 "Distributor" shall mean a UPS affiliate, value added reseller, dealer, software developer or other third party which is granted certain non-exclusive rights by UPS in accordance with the terms of this Agreement such as the right to distribute the Programs.

2.2 "End User" shall mean an individual, business or governmental customer of UPS (or a Distributor) who acquires a valid license to use the UPS Product (and the Programs as an embedded component) for personal or internal business purposes in accordance with the End User License Agreement, and not for transfer to others.

2.3 "End User License Agreement" shall mean the standard UPS license agreement accompanying each copy of the UPS Product which specifies the terms and conditions of the license to use the UPS Product and the Programs as an embedded component.

UPS_____                                                             GUPTA_____

2.4 "Maintenance Release(s)" shall mean any modification of the Programs which is denoted by GUPTA by changing a number to the right of the second decimal point in then-current version number, e.g., a change from version 3.1.1 to 3.1.2.

2.5 "Major Version Release(s)" shall mean any modification of the Programs which is denoted by GUPTA by changing a number to the left of the first decimal point in then-current version number, e.g., a change from version 3.1.2 to 4.0.

2.6 "Marks" shall mean the trademarks, service marks and logos of GUPTA and /or its licensors identified in the attached Exhibit A.

2.7 "Minor Version Release(s)" shall mean any modification of the Programs which is denoted by GUPTA by changing a number to the right of the first decimal point in then-current version number, e.g., a change from version 3.1.2 to 3.2.

2.8 "UPS Product" shall mean only the UPS software programs or products specifically described or listed on the Signature Pages, and shall also include any Derivative Works.

Any UPS Product:

(a) must not provide a general purpose programming interface to the Programs or links to one;

(b) must not intentionally make GUPTA's SQL/API (as described in GUPTA's SQL/API documentation which accompanies the SQLBase Programs when delivered in package form) or the SQL language (as described in GUPTA's SQL Language guide which accompanies the SQLBase Programs when delivered in package form) directly accessible to users.

2.9 "Product Update(s)" shall mean all Maintenance Releases and certain other modifications to the Programs designed to provide bug fixes or minor function improvements which may be denoted as such by GUPTA from time to time in its generally published programs and policies, or which may be otherwise provided generally to GUPTA licensees.

2.10 "Product Upgrade(s)" shall mean all Minor Version Releases and Major Version Releases, product successors, and certain other modifications to the Programs which may be denoted as such by GUPTA from time to time in its generally published programs and policies.

2.11 "Program(s)" shall mean only the proprietary GUPTA software program(s), including Product Updates and Product Upgrades, and their successors, in object code form specified on the Signature Pages to this Agreement.

2.13 "Trademark Use Policy" shall mean the written guidelines, as amended by GUPTA from time-to- time, which contains GUPTA's policies and procedures describing the proper usage of the Marks. The current version of such policy is attached as Exhibit A.

2.14 "Derivative Works" shall mean a revision, modification, enhancement, abridgment, condensation or expansion of a work or any form in which such work may be recast, transformed, or adapted.

2.15 "UPS" shall mean United Parcel Service General Services Co., a Delaware corporation with its principal place of business located at 55 Glenlake Pkwy., N.E., Atlanta, GA 30328, together with its parent company and direct and indirect subsidiaries of such parent company, (collectively "UPS").

UPS_____                                                             GUPTA_____

2.16 "STAR Support" shall be the services provided to UPS under the support provisions of this Agreement. The specific levels of service are as defined in Exhibit B.

                               3. GRANT OF RIGHTS

3.1 Nonexclusive License Grant

GUPTA hereby grants UPS, during the term of this Agreement, the following nontransferable, nonexclusive, rights and licenses which may be exercised during the term of this Agreement and provided the Program is for use only in conjunction with and as an embedded component of a UPS Product:

(a) To manufacture and package copies of the Programs.

(b) To distribute (including electronic distribution, e.g., via bulletin board) and sublicense UPS manufactured copies of the Programs to End Users directly and through Distributors.

(c) To grant Distributors the right to distribute UPS manufactured copies of the Programs to End users.

(d) To use, in unaltered form, the Maries solely to promote the UPS Product and as otherwise agreed in writing by both parties.

3.2 License Restrictions and Requirements

The rights and licenses granted in Section 3.1 GIC are expressly limited and restricted by the following:

(a) GUPTA's Intellectual property and Proprietary Rights

(1) GUPTA and/or its licensors shall retain all and sole right, title and interest in and to the programs.

(2) Other than for exercising the rights expressly granted to UPS hereunder, UPS shall not, nor shall UPS cause a third party (except as required by law with written notice to GUPTA) to, copy, manufacture, adapt, rent, lease, lend, trade-in, translate, reverse engineer, disassemble or decompile or otherwise modify the Programs.

(3) UPS must ensure that the End User License Agreement contains a provision prohibiting End Users from using a UPS Product or any components thereof for general purpose application development.

(4) UPS shall not, nor shall UPS cause a third party to, delete GUPTA's copyright notice as it appears anywhere in the Programs.

(5) UPS agrees to sublicense the Programs to End Users directly and through Distributors only under an End User License Agreement, which may be shrinkwrapped (or which may be posted and distributed electronically in the event that UPS elects to distribute the UPS Products and the Programs in an electronic format, e.g., via a bulletin board), between UPS and End Users, which
(i) acknowledges GUPTA's (and/or any of GUPTA's licensors') intellectual property and proprietary rights and title to the Programs, and (ii) which contains a provision that expressly prohibits the End User from using the Programs for any purpose other than that permitted by the UPS Product.

UPS_____                                                             GUPTA_____

(6) UPS agrees to provide reasonable assistance to GUPTA, at GUPTA's sole expense, in protecting the Marks and GUPTA's copyrights in the Programs. UPS further agrees that it will, at GUPTA's request, execute any documents reasonably required by GUPTA in perfecting its intellectual and proprietary rights in the Marks. UPS agrees to promptly notify GUPTA of any improper or unlawful use of the Marks or any intellectual property rights of GUPTA in the Programs which comes to the attention of UPS.

(7) The use of the Marks by UPS and Distributors shall strictly adhere to the terms and conditions of GUPTA's Trademark Use Policy attached hereto as Exhibit A, and to reasonable written instructions GUPTA may issue from time to time. UPS will not in any way identify itself as the owner of, or register or attempt to register the Marks in UPS's name or any other namet. GUPTA reserves the right to
(i) review, upon request, UPS's use of the Marks in advertising and other materials, and (ii) revoke UPS's license to use the Marks, at GUPTA's sole discretion.

(8) UPS acknowledges GUPTA's representation that (i) Quest, SQLBase, SQLGateway, SQLRouter, SQLHost, and SQLTalk are registered trademarks of GUPTA Corporation,
(ii) SQL/API, SQLNetwork and the GUPTA logo are trademarks of GUPTA Corporation, and (iii) SQLWindows is a registered trademark and TeamWindows, ReportWindows and EditWindows are trademarks exclusively used and licensed by GUPTA Corporation. UPS agrees that all use of the Marks by UPS or its Distributors will inure to the benefit of GUPTA.

(b) Distributors

(1) UPS shall have no authority to grant any rights to a Distributor other than those set forth in Section 3.1(c) GTC.

(2) Each agreement between UPS and Distributor shall (i) contain provisions which are fully consistent with the terms of this Agreement and do not exceed the distribution rights granted to UPS herein, (ii) include the provisions of Sections 3, 6, 7, 8, 9, 10 and 11 GTC in substantially similar terms, and (iii) provide that the Distributor shall be obligated pursuant to terms substantially similar to UPS's relevant obligations under this Agreement. UPS shall make commercially reasonable efforts to ensure that each Distributor respects GUPTA's intellectual property and proprietary rights in and to the Programs (and other GUPTA proprietary material licensed to UPS by GUPTA hereunder), do not make unauthorized copies of the Programs, and otherwise comply with the Distributor's obligations under its agreement with UPS.

(3) UPS agrees that none of its obligations under this Agreement, including, but not limited to its payment obligations to GUPTA, are conditioned in any way on any Distributor's performance of its payment or other obligations to UPS.

                              4. FEES AND PAYMENTS

4. Payments of License Fees

(a) In consideration for the rights granted in Section 3.1 GTC, upon the execution of this Agreement, UPS shall make the nonrefundable, noncontingent payment to GUPTA as provided on the Signature Pages.

(b) Additional payments of License Fees may be made by UPS as provided in the Signature Pages.

UPS_____                                                             GUPTA_____

4.2 Maintenance Fee

In consideration for the STAR Support, the delivery by GUPTA of Updates and Upgrades, and Maintenance services provided by GUPTA as specified in Section 5 GTC, upon execution of this Agreement, UPS shall make the nonrefundable, noncontingent payment to GUPTA as specified on the Signature Pages.

4.4 Reports and Payments

(a) All payments under this Agreement shall be made in U.S. dollars.

(b) Initial Payments shall be made as specified on the Signature Pages.

(c) Payments other than the Initial Payments or other payments for which payment terms have been agreed to by UPS and GUPTA shall be paid by UPS to GUPTA within thirty(30) days after receipt of a valid invoice from GUPTA.

4.6 Records and Review

UPS shall keep accurate records reasonably designed to verify compliance with the licensing and payment terms of this Agreement, along with reasonable detail. UPS shall upon reasonable advance request from GUPTA not more than once annually send copies of these records to GUPTA for review.

4.7 Shipping Expenses

All prices specified are FOB UPS's designated destination, and UPS shall (i) reimburse GUPTA for reasonable and actual shipping and insurance expenses incurred by GUPTA under this Agreement for the transportation of Programs, and
(ii) bear the risk of loss damage or theft of the physical property while the Programs are in transit to UPS.

                           5. SUPPORT AND MAINTENANCE

5. Technical Support

GUPTA shall provide UPS with STAR Support as provided in this Agreement

5.2 Support of UPS's End Users and/or Distributors

UPS shall be responsible for supporting UPS's End Users and/or Distributors.

5.3 Product Updates

Provided that UPS has paid the Maintenance Fee as provided in Section 4.2 GTC, during the term of this Agreement Product Updates will be provided to UPS as and when made available by GUPTA to any of its other OEM's or licensees. UPS shall have the right to sublicense and distribute (on the same basis as provided in Section 3.1 GTC) such Product Updates to its existing customers for the UPS Products without payment of additional fees to GUPTA.

UPS_____                                                             GUPTA_____

5.4 Product Upgrades

Provided that UPS has paid the Maintenance Fee as provided in Section 4.2 GTC, during the term of this Agreement, Product Upgrades will be provided to UPS as and when made available by GUPTA to any of its other OEM's or licensees GUPTA shall use reasonable efforts to provide information to UPS for such Product Upgrades four(4) to six(6) months in advance of when such Product Upgrades are commercially available. Such Product Upgrades shall include versions of the Programs adapted to run on additional operating system platforms if and when made commercially available by GUPTA. Product Upgrades will be provided to UPS contemporaneously with when GUPTA first makes such Product Upgrades commercially available to its other OEM customers. UPS shall have the right to sublicense and distribute such Product Upgrades to its existing customers for the UPS Products to the same extent that UPS is permitted to sublicense and distribute Programs as provided in Section 3.1(a) GTC, subject to the payment of Maintenance Fees as provided in Section 4.2 above.

5.5 Training and Consulting

Training and Consulting Services may be provided by GUPTA to UPS subject to a separate Master Consulting Agreement between GUPTA and UPS.

5.6 Translations and Adaptations

GUPTA agrees to provide UPS with access to any foreign language translations of the Programs or any adaptations of the Programs to function on or against a different operating system or platform which may become available from GUPTA during the term of this Agreement under the same nonexclusive license grant basis as provided to UPS under Section 3.1 GTC with respect to the underlying Program. Unless otherwise specified expressly in the Signature Pages, GUPTA shall have no obligation to undertake such translations or adaptations, and UPS acknowledges that none of its obligations under this Agreement, including, but not limited to its payment obligations to GUPTA, are conditioned in any way on GUPTA's provision of such translations or adaptations. GUPTA will maintain any such translations or adaptations of the Programs once delivered to UPS in the same manner as it maintains its base version of such Programs.

                               6. CONFIDENTIALITY

GUPTA and UPS agree that each of them shall, during the term of this Agreement and for five (5) years thereafter, exercise reasonable care to safeguard the secrecy and confidentiality of, and proprietary rights to, the confidential information relating to the UPS Products, the Programs and their documentation listed in the attached Signature Pages ("Confidential Information") of the other party which may be disclosed hereunder (including, but not limited to, product plans, processes, formulas or designs, marketing and/or other business plans, technical specifications, research, experimental work, customer or financial data, information concerning its personnel, agents and independent contractors and Program code relating to the Programs and their documentation listed in the attached Signature Pages) and shall not, without the prior written consent of the other party, (i) use such Confidential Information for its own benefit or the benefit of any third party except for purposes expressly provided for in this Agreement, or (ii) disclose such Confidential Information to any third party; provided, however, that this provision shall not be construed to restrict the disclosure of information which (a) is publicly known at the time of its disclosure to a party, (b) is lawfully received by a party from a third party not bound in a confidential relationship to GUPTA or UPS, (c) was already known by GUPTA or UPS prior to entering into this Agreement or (d) is required by law to be disclosed.

UPS_____                                                             GUPTA_____

                    7. WARRANTIES AND INDEMNIFICATION BY UPS

7. Warranties, Representations and other Obligations

UPS represents, warrants and covenants that as of the Effective Date and continuing until termination of this Agreement:

(a) UPS will make no representations, nor give any warranties about the Programs to anyone, inconsistent with those contained in written materials published by GUPTA which are provided by GUPTA to UPS.

(b) UPS has not relied on any promises or representations not expressly made in this Agreement. UPS possesses the facilities, personnel and experience necessary to meet financial and other commitments under this Agreement. UPS further acknowledge that any promise or representation made by any representative of GUPTA during or after the term of this Agreement which purports to amend or add to the terms and conditions of this Agreement has no force or effect unless it is reduced to a written document which specifically states that it supersedes or amends this Agreement and is signed by an executive officer of GUPTA.

(c) If UPS becomes aware of any actual or suspected unauthorized use, copying or disclosure of the Programs, Marks or Confidential Information of GUPTA, UPS will promptly notify GUPTA and will provide reasonable assistance to GUPTA, at GUPTA's request and expense, in the investigation and prosecution of such unauthorized use, copying or disclosure.

(d) UPS has the full right, power and authority to enter into this Agreement and to carry out its obligations hereunder and there are no impediments known to UPS which would prevent compliance with all the terms of this Agreement.

7.2 Indemnification by UPS

UPS agrees to indemnify and hold GUPTA harmless from and against any and all claims, losses, damages or other liability whatsoever associated with:

(a) the use of the Programs by any End User of UPS or its Distributors, except to the extent that such liability results from GUPTA's breach of Section 8.1 GTC.

(b) a breach of any of UPS's representations, warranties or covenants contained in Section 7. GTC;

(c) any claims brought by UPS's Distributors with respect to the relationships between Distributors and UPS.

To qualify for indemnity under this Section, GUPTA must (i) give UPS prompt written notice of any such claim, and (ii) allow UPS to control and cooperate with UPS at UPS's expense in the defense of any such claim and in all related settlement negotiations. In the event that GUPTA wishes to participate in the defense of any such claim, UPS shall allow GUPTA to participate at its own expense.

UPS_____                                                             GUPTA_____

                   8. WARRANTIES AND INDEMNIFICATION BY GUPTA

8. Representations and Warranties by GUPTA to UPS

GUPTA hereby represents and warrants to and for the benefit of UPS that (i) the Programs, and the exercise by UPS and it Distributors and End Users of the license rights granted by GUPTA to UPS under this Agreement, shall not infringe any patent, copyright, trade secret or any other proprietary right of any third party (except to the extent that such infringement is caused by the use by UPS, its Distributors or End Users by software or other material not provided by GUPTA hereunder), (ii) GUPTA and/or to the best of GUPTA's knowledge its licensors owns all right, title and interest in and to the Programs, free and clear of all liens, security interests, charges or encumbrances by third parties; and (iii) GUPTA has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder.

(a) GUPTA has not relied on any promises or representations not expressly made in this Agreement. GUPTA possess the facilities, personnel and experience necessary to meet financial and other commitments under this Agreement. GUPTA further acknowledge that any promise or representation made by any representative of UPS during or after the term of this Agreement which purports to amend or add to the terms and conditions of this Agreement has no force or effect unless it is reduced to a written document which specifically states that it supersedes or amends this Agreement and is signed by an executive officer of UPS.

(b) GUPTA has the full right, power and authority to enter into this Agreement and to carry out its obligations hereunder and there are no impediments known to GUPTA which would prevent compliance with all the terms of this Agreement.

8.2 Limitation of Warranties

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8.1 GTC, THE PROGRAMS ARE OFFERED "AS IS" WITH ALL FAULTS. ALL WARRANTIES, CONDITIONS AND OTHER TERMS WHICH WOULD OTHERWISE BE IMPLIED OR INCORPORATED INTO THIS AGREEMENT BY STATUTE, AT COMMON LAW OR OTHERWISE ARE HEREBY EXCLUDED. THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED BY GUPTA.

8.3 Indemnification by GUPTA

GUPTA shall indemnify and hold UPS harmless from and against any and all direct damages (including reasonable attorneys' fees) arising out of GUPTA's breach of any of the warranties contained in Section 8.1 GTC. To qualify for indemnity under this Section 8.3 GTC, UPS must (i) give GUPTA prompt written notice of any such claim or liability, and (ii) allow GUPTA to control, and provides reasonable assistance to GUPTA (at GUPTA's expense, excluding the time spent by employees or consultants of UPS) in, the defense of any such claim and in all related settlement negotiations. In the event that UPS wishes to participate in the defense of any such claim, GUPTA shall allow UPS to participate at its own expense. GUPTA has no obligations or liability under this Section for any claim based on the use of the Programs or portions thereof (i) with respect to software not delivered by GUPTA (ii) in a manner for which it was not designed,
(iii) where modified by or for UPS in a manner to become infringing, or (iv) which is, in violation of this Agreement or GUPTA's Software License Agreement. In the event of any claim being made that the use or possession of the Programs or any portion thereof infringes any third

UPS_____                                                             GUPTA_____
party's intellectual property rights then GUPTA may, in its sole discretion and at its own expense: (i) procure the right to continue using the concerned Program(s) or portions thereof; or (ii) modify or replace all or part of the concerned Program(s) in order to avoid any infringement while providing equivalent functionality.

                           9. LIMITATION OF LIABILITY

9.1 Limitation of Liability

EXCEPT AS SET FORTH IN SECTION 8.3 GTC, EACH PARTY'S LIABILITY TO THE OTHER ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT PAID BY UPS TO GUPTA UNDER THE TERMS OF THIS AGREEMENT.

9.2 Exclusion of Consequential Damages

IN NO EVENT SHALL GUPTA OR UPS BE LIABLE TO THE OTHER FOR ANY LOSS OF REVENUE OR PROFITS OR FOR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE PROGRAMS, HOWEVER CAUSED, WHETHER FORESEEABLE OR ENFORCEABLE, WHETHER THE DAMAGES OR RECOVERY BEING SOUGHT ARE BASED UPON CONTRACT, TORT OR OTHERWISE AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTHING IN THIS SECTION OR THIS AGREEMENT SHALL LIMIT EITHER PARTY'S LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY ITS NEGLIGENCE.

9.3 Essential Purpose

The essential purpose of this Section is to limit the potential liability of the parties arising out of this Agreement.

                                 10. TERMINATION

10. Term of Agreement

This Agreement shall commence on the Effective Date and, unless otherwise terminated in accordance with Section 10.2 GTC, shall expire on the date specified on the Signature Pages.

10.2 Termination for Breach

Either party may terminate this Agreement for a breach of a material term or condition of this Agreement if at the end of a thirty (30) day period after providing the other party written notice specifying such breach, the breaching party has not cured such breach. Provided, however, that notwithstanding any other provision contained in this Agreement, GUPTA reserves the right, in its sole discretion, to terminate this Agreement immediately (and without providing UPS a thirty (30) day cure period) upon written notice if any one of the following events occur:

(a) UPS breaches any of the provisions of Section 6 GTC and such breach is not capable of being cured within thirty (30) days;

UPS_____                                                             GUPTA_____

(b) UPS becomes insolvent, involuntary bankrupt or is unable to meet its obligations when they become due; or

(c) A receiver or other liquidating officer is appointed for substantially all of the assets or business of UPS or if UPS makes an assignment for the benefit of creditors, or if the rights or interests of UPS under this Agreement are otherwise assigned or transferred by operation of law (except as permitted under Section 11.2 GTC, or such rights or interest become an asset under any bankruptcy, insolvency or reorganization proceeding.

10.3 Continuing Obligations

The termination of this Agreement for any reason shall not relieve any party of its obligations to (i) make payments which may have accrued hereunder, but which remained unpaid as of the date of termination; (ii) observe continuing obligations of confidentiality under Section 6 GTC, (iii) indemnify against actions as provided under Sections 7 and 8 GTC, and (iv) provide information required under this Agreement to be supplied to the other party with or without demand.

10.4 Results of Termination

All licenses and other rights granted by GUPTA shall become null and void upon termination of this Agreement, regardless of the reason for termination, except for: (i) the End User licenses for the Programs previously distributed by UPS or a Distributor, and (ii) those internal use licenses set forth in Item 9(a) SP which are currently in use by UPS at the time of termination. Notwithstanding the foregoing, UPS shall have the right to continue to market and license any copies of the UPS Products containing Programs then remaining in UPS's inventory and to continue to provide maintenance and support services to End Users through the retention and use of a reasonable number of copies of the Programs.

10.5 Source Code

(a) GUPTA agrees to place a copy of the Source Code to the Programs ("Escrow Material") under seal to be held in escrow by the UPS Legal Department. Upon thirty (30) days written notice to GUPTA by UPS that one of the conditions below has occurred, UPS shall have the right to break the seal and to use the Escrow Material as provided in Section 10.5(d) GTC below:

      (i) GUPTA is unable or unwilling to discharge any of its obligations (including but not limited to maintenance) with respect to the Programs in accordance with the warranties, representations or other standards set forth in this Agreement; and/or

      (ii) The sale, assignment or other transfer by GUPTA of such of GUPTA's rights in the Programs as would prevent GUPTA from discharging its obligations with respect to the performance of the Programs or from discharging its maintenance obligations under this Agreement; and /or

      (iii) GUPTA ceases to market the Programs,

Provided, however, that if during the thirty (30) day period GUPTA is able to reasonably demonstrate that it is able and willing to satisfy its relevant obligations (e.g., maintenance), then UPS shall not access the Escrow Material, based upon such condition.

UPS_____                                                             GUPTA_____

(b) Within thirty (30) days of execution of this Agreement, GUPTA shall provide directly to UPS without charge, one (1) copy of the most current version of the Escrow Material.

(c) GUPTA further agrees that it shall periodically update the Escrow Material to correspond with the version of the Programs then used by UPS. GUPTA shall deposit such updated Escrow Material in escrow within thirty (30) days of the release of such new version of the Programs and shall update such Escrow Material for as long as UPS has the right to use such Escrow Material as provided herein.

(d) Upon release to UPS, UPS shall have the right to use the Escrow Material for the sole purpose maintenance, enhancement, improvement and/or updating of the Programs in connection with UPS or its sublicensees' use of the Programs as provided in this Agreement. UPS may contract with another party (or parties) to maintain, enhance, improve and/or update the Programs provided that UPS requires such party (or parties) to sign a non-disclosure agreement. Provided however, that (i) GUPTA shall have no obligation to incorporate or maintain any modifications or enhancements made by UPS to the Programs; (ii) by virtue of such use by UPS, UPS agrees and affirms that it gains no additional rights or licenses in and to the Programs and such remain the sole and exclusive property of GUPTA and/or GUPTA's licensors.

                          11. MISCELLANEOUS PROVISIONS

11.1 GUPTA'S Reservation of Rights and Remedies

All rights of GUPTA not specifically granted to UPS by this Agreement are reserved by GUPTA including the right, during or after the term of this Agreement, to appoint other distributors or to use any other distribution channels for any GUPTA products or services. In addition to any specific right or remedy provided for in this Agreement, GUPTA reserves all other rights and remedies available under copyright, patent, trademark, trade secret, and other applicable laws.

11.2 Sale or Assignment

Neither Party may assign, transfer or delegate any of its rights or duties under this Agreement without the prior written consent of the other party, provided, however, that (i) UPS may assign this Agreement to any entity with the definition of "UPS" herein upon prior written notice without such consent and
(ii) GUPTA may assign this Agreement to a parent, subsidiary, or successor entity upon prior written notice without such consent provided that such parent, subsidiary or successor entity assumes all obligations of GUPTA hereunder.

11.3 Force Majeure

Neither party shall be liable for any delays in the performance of any of its obligations hereunder (other than the obligation to pay money ) due to causes beyond its reasonable control, including but not limited to, fire, strike, war, riots, acts of any civil or military authority, judicial action, acts of God, or other casualty or natural calamity for so long as and to the extent that the effects of such circumstance continue.

UPS_____                                                             GUPTA_____

11.4 Entire Agreement

This Agreement, together with the Exhibits attached hereto, sets forth the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, promises, statements and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. The parties specifically agree and understand that all agreements, understandings, promises, statements and representations, whether oral or written, made in the course of negotiations leading up to this Agreement or otherwise, are of no force or effect whatsoever whether this Agreement is signed or not as it is the intention and understanding of the parties that their relationship shall be governed entirely by this Agreement which, when signed, may not be released, discharged, amended or modified in any manner except by an instrument in writing specifically amending this Agreement and signed by UPS and an executive officer of GUPTA.

11.5 Purchase Orders

Any terms of any purchase order, invoice or other pre-printed document issued by UPS or by GUPTA is for administrative convenience only. In the event that any term or condition contained in any such purchase order or other such document conflicts or adds to the terms and conditions of this Agreement, this Agreement shall prevail.

11.6 Import and Export Provisions

UPS shall, at its own expense, pay all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Programs acquired by UPS. In the performance of their respective obligations under this Agreement, GUPTA and UPS shall, at all times, strictly comply with all laws, regulations and orders of the United States of America and other applicable jurisdictions. Without limiting the generality of this Section, the parties specifically acknowledge that the Programs and Confidential Information are subject to United States export controls, including, without limitation, the Export Administration Regulations, 15 C.F.R. Parts 768-799. UPS agrees, that it will not export or reexport the Programs, the Confidential Information or any direct product thereof, directly or indirectly to, or for use in, any country for which such export is forbidden and/or controlled by the laws of the United States of America or other applicable jurisdictions.

11.7 Parties Independent

In making and performing this Agreement, the parties act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between UPS and GUPTA or between any party hereto and any officer or employee of the other party. At no time shall any party make commitments or incur any charges or expenses for or in the name of the other party.

11.8 Severability

The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

UPS_____                                                             GUPTA_____

11.9 Governing Law

(a) This Agreement shall be construed and enforced in accordance with the laws of the state of New York and the federal law of the United States as applicable in New York.

11.10 Waivers

The failure of either party to insist, in any one or more instances, upon the performance of any of the terms of this Agreement, shall not be constructed as a waiver or relinquishment of the future performance of any such term, covenant or condition, shall not be taken, understood or deemed to operate as an amendment or modification of this Agreement, and the obligations of the other party with respect to future performance of such term, covenant or condition shall continue in full force and effect.

11.11 Headings

The headings of the sections used in this Agreement are included for convenience only and are not used in construing or interpreting this Agreement.

11.12 Notices

Any notice required to be made or given to either party hereto shall be made by personal delivery, telegram, telex, FAX, mailgram, certified or registered mail return receipt requested, postage prepaid or UPS Next Day Air Service, and addressed to such party at its address set forth on the first page of this Agreement or to such other address as such party shall designate by written notice.

11.13 Taxes

UPS shall pay or reimburse GUPTA for all, federal, state, local or other taxes and assessments of any jurisdiction, including sales or use taxes, property taxes, withholding taxes as required by international tax treaties, customs or other import or export taxes, value added taxes, and amounts levied in lieu thereof based on charges set, services performed or to be performed or payments made or to be made under this Agreement excluding, however, any taxes based on GUPTA's income. UPS shall not be entitled to deduct the amount of such withholding or other taxes, duties, or assessments from payments made to GUPTA under this Agreement.

11.14 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      15 Use of Name

Vendor shall not use the name or logo of UPS or of any Affiliate, or any abbreviation or adaptation thereof, in any advertising, trade display, or public statement, or for any other commercial purposes without the prior written consent of UPS.

UPS_____                                                             GUPTA_____

                                                                    [GUPTA LOGO]

                        September 8, 1995

                        By FAX [ILLEGIBLE]

 GUPTA CORPORATION

                        MR. Richard Arffdan
                        United Parcel Service General Service Co.
                        340 McArthur Bivd, Office R-02B044
                        [ILLEGIBLE], NJ 07430

 1459 MARSH ROAD
                        Re: Letter Amendment, Modification to OEM Agreement

                        Dear Richard:

 MENLO PARK CA          This letter ("Letter Amendment") will confirm that
 94826                  United Parcel Service General Service Co. ("UPS") and
                        Gupta Corporation ("Gupta") have agreed, effective
                        September 8, 1995, that the modification listed below have been made to the OEM Software Licence Agreement between UPS and Gupta effective September 29, 1994 (the"
                        Agreement") All terms as defined in the Agreement shall have the same meaning in this Letter Amendment unless specifically modified below.

 TELEPHONE:[ILLEGIBLE]

                        1. PAYMENT: Upon execution of this Letter Amendment UPS irrevocably agrees that it shall pay to GUPTA the noncontingent nonrefundable sum of $700,000 (seven hundred thousand U.S. dollars) on or before September 15, 1996. Such payment shall be considered payment in full for UPS's use, sublicensing and/or distribution of the Programs as provided in the Agreement for the period January 1, 1996 through December 31, 1909.

                        2. TERM OF AGREEMENT: Item 3 SP is modified by replacing the date December 31, 1997 with the date, "December 31, 1999". Item 3(a) SP is deleted. Item 3(b) SP is modified by replacing the paranthatical in the third and fourth lines with "(ending December 31, 2001)".

                        3. MODIFICATION TO ITEM 5 SP: Item 5(b) SP is deleted.
                        Item 5(c) SP is modified by deleting the paranthatical in the second line.

                        4. MAINTENANCE FEES:

                        (a) For calendar year 1996, and in [ILLEGIBLE] of the payments specified in Item 5(d) SP. UPS agrees to pay the sum of $200,000 in four quarterly installments of $50,000 each beginning December 15, 1997. with additional payments on March 15, 1998, June 15, 1996 and September 15, 1996 respectively.

                        UPS___                             Gupta _______________

UPS  Letter Amendment                        2
September 8, 1995

(b) For calendar year [ILLEGIBLE], UPS agrees to pay the sum of $220,000 in four quarterly installments of $55,000 each beginning December 15, [ILLEGIBLE], with additional payments on March 15, [ILLEGIBLE], June 16,[ILLEGIBLE] and September 15,[ILLEGIBLE] respectively.

(c) For subsequent years, payments shall be made subject to UPS selection as provided in item [ILLEGIBLE] SP.


6. OTHER TERMS: Item 8(b) SP is modified by changing the percentage in line 2 and line 5 to "50%".

If the above is consistant with your understanding, [ILLEGIBLE] have an appropriate official sign, date and initial where indicated a copy of this letter and FAX it back to my attention at 415-017-4681. Exchange of signatures by FAX shall be sufficient to bind UPS and Gupta to this Letter Amendment. Originals will follow for record purposes only.


 Very truly yours,

/s/ Richard J. Heaps
--------------------
Richard J. Heaps
Senior Vice President and General Counsel

Agreed and Act.
United Parcel Service General Service Co.

By:/s/ Jerry Aurelio
   ------------------
Name: Jerry Aurelio

Title: Administration Manager

Date: September 12, 1995

[UPS LOGO]

                             UNITED PARCEL SERVICE

                                                                   March 6, 1995

Ms. Joan Smith
Gupta Corporation
Carnagie Hall Towers
152 W. 57th Street
NYC, NY 10019

Dear Ms. Smith;

As a follow up to our conversation today, UPS will be pleased to accept ten (10) days of additional consulting services from Gupta Corp. personnel. We understand that the ten days will be at no charge to UPS except to reasonable expenses as defined in the United Parcel Service Consultant Travel & Expense Guidelines, and will be used before August 1, 1995.

The request for use of these services will be relayed to you as soon as we have the dates when the services are needed.

If the foregoing is understood and agreed please acknowledge by signing one original copy of this letter where indicated below and return it to me. If you have any concerns or questions please call me on (201) 828-6259.

                                              Very truly yours,

                                              /s/ Richard Arikian
                                              -------------------
                                              Richard Arikian
                                              Contracts Manager

AGREED AND ACKNOWLEDGED:
GUPTA CORPORATION

/s/ Richard J. Heaps
--------------------
Signature

Name Richard J. Heaps

Title Vice President

March 10, 1991
--------------------
Date

cc:     R. Foard
        M. Hilbush
        S. Sutliff

[CENTURA LOGO]

     Centura Software Corporation
     978 Island Drive
     Redwood Shores, CA 94066

           [ILLEGIBLE]

                    TEL 650.596.9400
                    FAX 650.596.4900

March 5, 1999

Mr. Richard Arikian
United Parcel Service, General Service Company

Mahway NJ 30328

Dear Richard:

OEM SOFTWARE LICENSE AGREEMENT DATED SEPTEMBER 29, 1994 AND AMENDED BY LETTER AGREEMENT DATED SEPTEMBER 8, 1995 ("AGREEMENT").

This letter is simply to confirm and clarify certain terms of our existing Agreement with United Parcel Service, General Service Company ("UPS").

In prior years, Centura Software Corporation ("Centura") engaged in various marketing programs wherein customers occasionally received certain Centura products free of charge. The intent of this letter is to confirm your understanding that such activities do not create an obligation, either express or implied, on the part of Centura to deliver any such free merchandise to UPS. And that it is your understanding that the terms of the Agreement provide UPS with rights to use product only as specifically set forth in the Agreement and do not expressly or implicitly provide UPS with rights to receive other products produced by Centura free of charge.

We very much appreciate our relationship with UPS and look forward to our continuing involvement and in providing UPS with robust mobile and secure computing solutions.

Thank you very much for your attention to this matter. If you could please indicate your acknowledgment and concurrence with the foregoing statements by signing and returning a copy of this letter to Mike Mitrowski, it would be greatly appreciated.

Sincerely,                                    Agreed,

/s/ Richard Lucien                            By /s/ Richard Arikian
----------------------------                  --------------------------
Richard Lucien                                Name Richard Arikian
VP Finance & Operations                       Title IS Contracts Manager
Centura Software Corporation                  Date: 3/31/99
                                              UPS, Inc.

[CENTURA LOGO]

  Centura Software Corporation
  975 Island Drive
  Redwood Shores, CA 94066

                    TEL 650.596.3900
                    FAX 650.596.4900

                                                              September 30, 1999

Mr. Michael Traub
Lead Contracts Administrator
United Parcel Service

Subject: Notice of Intent ("Notice") to extend the OEM Software License Agreement (Agreement Number 94-OEM-4914-UPS) (the "Agreement")

Dear Mr. Traub:

This Notice confirms that United Parcel Service ("UPS") has elected to exercise the option granted by Centura Software Corporation ("Centura") in Sections 3(b) and 5(c) of the Agreement to extend the term of the Agreement for a two-year period and purchase an additional 10,000 copies of the Programs (at US$20 per copy) pursuant to the following terms and conditions:

1. TERM OF AGREEMENT: Upon the Effective Date of this Notice and in consideration for the payment specified in Section 2 below, the term of the Agreement is hereby extended through December 31, 2001.

2. PAYMENT: Upon the Effective Date of this Notice and in consideration for the license granted in Section 3 below, UPS irrevocably agrees to pay Centura a nonrefundable, noncontingent payment of US$200,000 (two hundred thousand U.S. dollars) due and payable to Centura on or before December 31, 1999.

3. LICENSE GRANTED: Upon the Effective Date of this Notice and in consideration for the payment specified in Section 2 above, Centura hereby grants UPS the right to reproduce 10,000 copies of the SQLBase Program for UPS's use, sublicense, and distribution in conjunction with and as an embedded component of the UPS Product, pursuant to the terms and conditions of the Agreement. UPS's right to use, reproduce, sublicense, and distribute these 10,000 licenses, and any other set of 10,000 licenses purchased pursuant to this extension of rights, shall survive the extended expiration date set forth in Section 1 above, provided the total number of licenses distributed does not exceed the total quantity purchased pursuant to the Agreement. Nothing herein shall be construed to reduce or limit UPS's right to use, sublicense, and distribute an unlimited number of copies of the SQLBase Programs prior to December 31, 1999 pursuant to the Agreement ("1999 Unlimited Deployment Right"). Centura acknowledges that the exercise of UPS's 1999 Unlimited Deployment Right will not impair or limit the quantity of copies of the SQLBase Programs purchased pursuant to this Notice (whether rights to such copies are purchased now or later during the Extended Term).

4. ADDITIONAL LICENSES: The parties acknowledge that the Agreement provides that UPS may, at any time during the Extended Term of this Agreement, acquire the right to use, sublicense, and distribute additional copies of the SQLBase Program in minimum increments of 10,000 copies at $20.00 per copy. Nothing in this Section 4 is intended to revise or extend any rights or obligations set forth in the Agreement.

5. SUPPORT NOT EXTENDED: Pursuant to Section 6(e) of the Agreement, Centura hereby notifies UPS of its ability to extend its support, maintenance, update, and upgrade rights as provided in the Agreement. UPS has elected not to extend such rights at this time, and this Notice does not provide for any such extension, but UPS retains its right to so extend its rights on or by October 31, 1999 pursuant to the terms and conditions of the Agreement.

All other terms and conditions of the Agreement remain in effect. In the event of conflict between the terms and conditions of the Agreement and of this Notice, the terms and conditions of this Notice will govern. Where applicable, the defined terms in the Agreement will have the same meaning in this Notice. This Notice is valid only if executed by UPS on September 30, 1999.

The letter agreements I sent to you earlier today and yesterday are null and void and replaced by this document.

If you agree to the terms and conditions contained herein, please have an authorized signatory sign below and fax the signed Notice to me at (650) 569-4681 on September 30th, 1999.

Sincerely yours,

/s/ David W. Tollen
David W. Tollen
General Counsel

CONSENTED AND AGREED TO EFFECTIVE SEPTEMBER 30, 1999 ("EFFECTIVE DATA"):

UNITED PARCEL SERVICES

By: /s/ Richard Arikian
   ---------------------
Name: Richard Arikian
Title: Contracts Manager
Date: 9/30/99

[CENTURA LOGO]

   Centura Software Corporation
   975 Island Drive
   Redwood Shores, CA 94085

                Tel 650.596.3400    VIA FACSIMILE 201-828-7203 October 31, 1999
                Fax 650.596.4900

      Mr. Michael Traub
      Lead Contracts Administrator
      United Parcel Service

      Subject: Notice of Intent ("Notice") to continue limited support services under the OEM Software License Agreement (Agreement Number 94-OEM-4B14-UPS) (the "Agreement")

      Dear Mr. Traub:

      This Notice confirms that United Parcel Service ("UPS") has declined the option granted by Centura Software Corporation ("Centura") in Section 6(e) of the Agreement to continue Its existing level of support services as provided in the Agreement. In lieu of UPS exercising this option, Centura has agreed to provide to UPS-more limited portion or support services, for the period January 1, 2000 though December 31, 2000, which will consist of Centura's Enterprise Support and Centura License Services ("CLS") pursuant to the following terms and conditions:

      1. PAYMENT: Upon the Effective Date of this Notice and in consideration for Centura's provision of the Enterprise Support and CLS specified in Section 2 and 3 below, UPS irrevocably agrees to pay Centura a nonrefundable, noncontingent payment of US$113,500 (one hundred thirteen thousand five hundred U.S. dollars) due and payable to Centura in full on or before November 30, 1999.

      2. ENTERPRISE SUPPORT: In consideration for US$25,000 of the US$113,500 payment specified In Section 1 above, Centura will provide Enterprise (Telephone) Support to UPS, for the period January 1, 2000 through December 31, 2000, for a maximum of five (5) designated UPS support contacts pursuant to Centura's current Enterprise Support policies and procedures.

      3. CLS: In consideration for US$88,500 of the US$113,500 payment specified in Section 1 above (calculated at 3% of the cumulative license fees paid by UPS, or due to Centura, under the Agreement), Centura will provide CLS to UPS, for the Programs currently licensed pursuant to the Agreement and for the 10,000 copies of the SQLBase Program purchased under the Notice of Intent dated September 30, 1999, for the period January 1, 2000 through December 31, 2000. Such CLS will Include bug fixes, updates, Web support, and the right to purchase upgrades at a discount off of Centura's standard list price, set pursuant to Centura's then-current standard policies and procedures, Centura will, in its sole discretion, designate new releases as "updates" and "upgrades."

      All other terms and conditions of the Agreement remain In effect. In the event of conflict between the terms and conditions of the Agreement and of this Notice, the terms and conditions of this Notice will govern. Where applicable, the defined terms In the Agreement will have the same meaning in this Notice. This Notice is valid only If executed by UPS on or before November 15, 1999.

      If you agree to the terms and conditions contained herein, please have an authorized signatory sign below and fax the signed Notice to me at (650) 569-4681 as soon as possible.

      Sincerely,

      /s/ Amy Ward
      -----------------
      Amy Ward
      Contracts Manager

      CONSENTED AND AGREED TO EFFECTIVE OCTOBER 31, 1999 ("EFFECTIVE DATE"):

      UNITED PARCEL SERVICE:

      By:  /s/ Michael A. Traub
         -------------------------------
      Name: MICHAEL A. TRAUB
      Title: Lead Contracts Administrator
      Date: 12/20/99

      [UPS LOGO]

                  United Parcel Service 340 MacArthur Bouleverd Mahwah, NJ 07430

                                December 21, 1999

      Michael Mitrowski
      Centura Software Corporation
      58 Longfellow Road
      Shrewsbury, MA 01545

                                SUBJECT: Order Authorization 94-5487.03
                                         UPS Agreement No. 94-5487

      Mr. Mitrowski:

      This letter shall serve, in addition to the two letters executed by UPS, as authorization for Centura Software Corporation to provide United Parcel Service General Services Co. ("UPS") with the Products and Services listed below at the specified price pursuant to the above referenced Agreement.

      Software Products

DESCRIPTION         QTY       PRICE      LICENSE TYPE
-----------        ------   ----------   ------------
SQLBase database   10,000   $ 20.00 ea     Runtime

      Software Product Maintenance

                                    START      END
DESCRIPTION                   QTY    DATE      DATE         PRICE     RESERVED PO#
-----------                   ---   ------   --------   -----------   ------------
Enterprise Telephone Support  1yr   1/1/00   12/31/00   $ 25,000.00
CLS                           1yr   1/1/00   12/31/00   $ 88,500.00

                  TOTAL PRODUCT AND SERVICES PRICE: $313,500.00

      The Software identified above shall be delivered (and installed by Vendor) at no additional cost to the location listed below. Specific delivery dates shall be determined by UPS and coordinated between Vendor and UPS's representative noted below.

            United Parcel Service
            340 MacArthur Blvd
            Mahwah, NJ 07430
            Attn: Frank Cobuzzi
            Phone:(201)828-3498

      Support services shall automatically terminate at the end of the term identified above unless UPS authorizes renewal. Notwithstanding the foregoing, Vendor shall provide UPS with one hundred twenty (120) day prior written notice of the expiration of each support service term.

      If you have any questions, please contact Mike Traub at (201) 828-8694.

                                                  Very truly yours,

                                                  /s/ Michael A. Traub
                                                  Michael A. Traub
                                                  Lead Contracts Administrator

[LOGO]

                                                    UPS Contract No.: 94-5487.05

                              AMENDMENT NUMBER TWO
                                     TO THE
                         OEM SOFTWARE LICENSE AGREEMENT
                                     BETWEEN
    CENTURA SOFTWARE CORPORATION ("CENTURA") AND UNITED PARCEL SERVICE ("UPS")

      This Amendment Number Two (the "Amendment") to the OEM Software License Agreement with an Effective Date of September 29, 1994 (the "Agreement"), as amended on September 8,1995, is between Centura Software Corporation, (formerly Gupta Corporation), a Delaware Corporation with corporate offices at 976 Island Drive, Redwood Shores. CA ("Centura)' and United Parcel Service General Services Co.; a Delaware corporation with its principal place of business located at 55 Glenlake Parkway, N.E., Atlanta, GA 30328, together with its parent company and direct and indirect subsidiaries of such parent company (collectively,"UPS"). '

      WHEREAS, Centura and UPS have previously entered into the Agreement; and

      WHEREAS, Centura and UPS desire to further amend the terms and conditions of the Agreement via this Amendment;

      NOW, THEREFORE, Centura and UPS agree, as follows:

            1. CONFLICTS, USE OF TERMS: Where applicable, the defined terms in the Agreement and In the prior amendment shall convey the same meanings In this Amendment. The terms and conditions contained In this Amendment and in the prior amendment are hereby Incorporated into the Agreement by reference made herein. Notwithstanding the foregoing. In the event of conflict between the terms and conditions of the Agreement, the prior amendment, any other written communications between the parties, and this Amendment, the terms and conditions of this Amendment shall prevail.

            2. TERM OF AGREEMENT: In consideration for, and expressly contingent upon, Centura's receipt of the license fee indicated in Section 2 below, Item #1 of the Letter Notice of September 30,1999 is hereby modified to extend the term of the Agreement through December 31, 2004.

            3. PAYMENT Upon execution of this Amendment, and In consideration of the license granted in Section 3 below. UPS irrevocably agrees to remit to Centura a non-refundable, noncontingent lump sum payment of $900,000 due and payable per the following installment schedule:

                  Installment Payment#1 $350,000 due on or before April 15, 2001 Installment Payment#2 $275,000 due on or before June 15, 2001 Installment Payment#3 $275,000 due on or before August 15, 2001

            4. LICENCE GRANTED: Upon execution of this Amendment by the parties, and in consideration for the payment Specified In
                  Section 2 above, Centura hereby grants UPS the right to reproduce an unlimited number of copies of the SQLBase Program for UPS's use, sublicanse and distribution In conjunction with, and as an embedded component of, the UPS Product, "Worldship-lnternational", pursuant to the terms and conditions of the Agreement. UPS's right to use, reproduce, sublicense, and distribute such licenses shall expire on December 31, 2004, unless otherwise extended via amendment.

            5. SUPPORT NOT EXTENDED: Pursuant to Section 6(e) of the Agreement, Centura hereby notifies UPS of its ability to extend its support, maintenance, update, and upgrade rights (the "Support") via an additional fee as provided for in the Agreement UPS has elected not to exercise such rights to purchase continued Support at this time, and this Amendment does not provide for any such exercise. In the event that UPS subsequent to the execution of this Amendment, wishes to purchase continued Support, It shall provide at least sixty
                  (60) days prior written notice to Centura and Centura shall provide UPS with a Support quote.

            6. REPRESENTATIONS AND WARRANTIES BY GUPTA TO UPS: The first full paragraph of Section 8.1 of the Agreement is hereby modified to read as follows:

                  "Centura hereby represents and warrants to and for the benefit of UPS that (i) the Programs, and the exercise by UPS and it Distributors and End Users of the license rights granted by Centura to UPS under this Agreement, shall not Infringe any U.S. patent, copyright, trade secret or any other proprietary right of any third party (except to the extent that such infringement is caused by the use by UPS, its Distributors or End Users of software or other material not provided by Centura hereunder); (ii) Centura and/or to the best of Centura's knowledge its Centuras owns all right, title and Interest in and to the Programs, free and dear of all liens security Interest, charges or ancumbrances by third parties; and (iii) Centura has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder.

            7. LIMITATION OF WARRANTIES: Section 8.2 of the Agreement is hereby modified, as follows: the language In the first sentence, "EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8.1 GTC," is hereby stricken from this section.

            8. LIMITATION OF LIABILITY: Section 9.1 of the Agreement is hereby modified, as follows: the language in the first sentence, "EXCEPT AS SET FORTH IN SECTION 8.3 QTC," is hereby stricken from this section.

            9. INSURANCE PROVISION. The following section is hereby added to the Agreement as Section 12.

                  "Centura shall, at its own cost and expenses, obtain and maintain In full force and effect, with sound and reputable insurers and with no right of contribution by UPS, during the term of this Agreement, the following insurance coverages: (a) Worker's Compensation as required by the law of the state of hire; (b) Employer's Liability with a minimum limit of $250,000,00 of liability for each accident, and $1 million for disease for each employee, including death at any time resulting therefrom, not caused by accident, and not less than a $1 million aggregate limit of liability per policy year, (c) Commercial General Liability Insurance against all hazards, including coverage for blanket contractual liability and products and completed operations with a minimum limit of liability for personal injury, Including death resulting therefrom, on an occurrence basis of $1 million and $2 million in the aggregate, and with a minimum limit of liability for property damage on an occurrence basis of $1 million and $2 million in the aggregate; (d) Automobile Liability insurance against liability arising from the ownership, maintenance or use of all owned, non-owned and hired automobiles and trucks with a minimum limit of liability for bodily injury of $1 million per occurence and $2 million In the aggregate, and with a minimum limit of liability for property damage of $500,000.00 per accident and $2 million in the aggregate; and
                  (e) Errors and Omissions Liability Insurance on a claims-made basis with a minimum limit of One Million Dollars ($1,000,000) per claim and $1 million in the aggregate with an insurance carrier with a Best rating of A or batter. Centura shall renew and keep Errors and Omissions Liability coverage in force for a minimum of two (2) years from the time this Agreement expires. All of Centura's insurance shall be deemed primary and non- contributory. Centura shall provide UPS with certificates of Insurant evidencing the coverages required hereunder within fifteen (15) days after execution of this Agreement, Each policy required hereunder shall provide that UPS shall receive thirty (30) days' advance written notice in the event of a cancellation or material change in such, policy. In the event that any service under this Agreement is to be rendered by persons other than Centura's employees, Centura shall arrange to furnish UPS with evidence of insurance for such persons subject to the same terms and conditions as set forth above and applicable to Centura prior to commencement of service by such person(s). In the event of failure to furnish such certificates or notice of the cancellation of any required insurance, UPS may immediately terminate this Agreement".

            10. NO OTHER MODIFICATIONS: Other than as provided in this Amendment above, the terms and conditions of the Agreement, as previously amended, remain unchanged and in full force and effect.

            IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the dates indicated below, and effective as of the dates specified hereinabove.

            UNITED PARCEL SERVICE GENERAL SERVICES CO.     CENTURA:

            By: [ILLEGIBLE]                                 By: [ILLEGIBLE]

            Name: [ILLEGIBLE]                               Name: [ILLEGIBLE]

            Title: [ILLEGIBLE]                              Title: [ILLEGIBLE]

            Date: [ILLEGIBLE]                               Date: [ILLEGIBLE]

[UPS LOGO]

                     UNITED PARCEL SERVICE 340 MacArthur Boulevard Mahwah, NJ 07

                                  March 20, 2001

      Chris Pakstys
      Centura Software Corporation
      2010 Corporate Ridge
      McLean, Va. 22102
      Fax: (703)903-1636

                                       SUBJECT: Order Authorization 94-5487.05
                                                UPS Agreement No. 94-5487

      Mr. Pakstys:

      This letter shall serve, in addition to Amendment Number two of the Agreement executed by UPS, as authorization for Centura Software Corporation to provide United Parcel, Service General Services Co. ("UPS") with the Products and or Services listed below at the specified price pursuant to the above referenced Agreement.

Software Products

DESCRIPTION                       QTY       PRICE                    LICENSE TYPE
-----------                       ---       -----                    ------------
SQLBase database Runtime licens    1    $ 900,000.00   Runtime, unlimited, term on receipt of order
"Buyour"                                               Through December 31, 2004.

Software Product Maintenances

                      START    END
DESCRIPTION    QTY    DATE     DATE    PRICE    RESERVED PO#
-----------    ---    -----    ----    -----    ------------

                 TOTAL PRODUCT AND SERVICES PRICE: $900,000.00

      The Software identified above shall be delivered (and installed by Vendor) at no additional cost to the location listed below. Specific delivery dates shall be determined by UPS and coordinated between Vendor and UPS's representative noted below.

              United Parcel Service
              340 MacAithur Blvd
              Mahwah, NJ 07430
              Attn: Joe Gooney
              Phone: (201)828-7961

      Support services shall automatically terminate at the end of the term identified above unless UPS authorizes renewal. Notwithstanding the foregoing. Vendor shall provide UPS with one hundred twenty (120) day prior written notice of the expiration of each support service term.

      If you have any questions, please contact Mike Traub at (201)828-8694

                                         Very truly yours,

                                         /s/ Michael A. Traub
                                         Michael A. Traub
                                         Lead Contracts Administrator

[LOGO]

                                                              94-OEM-4914-UPS-03

                             AMENDMENT NUMBER THREE
                                     TO THE
                         OEM SOFTWARE LICENSE AGREEMENT
                                 BY AND BETWEEN
                        GUPTA TECHNOLOGIES, LLC ("GUPTA")
                                       AND
                UNITED PARCEL SERVICE GENERAL SERVICES CO.("UPS")

      This Amendment Number Three ("Amendment") to the OEM Software License Agreement with the Effective Date of September 29, 1994, as amended September 8, 1995 ("Letter Agreement One"), and as amended September 30, 1999 ("Amendment One"), and as Amended December 21, 1999 ("Letter Agreement Two") and as amended March 23, 2001 ("Amendment Two") (collectively referred to hereinafter as the "Agreement"), is between GUPTA TECHNOLOGIES, LLC, a Delaware limited liability company ("GUPTA"), with corporate offices at 975 Island Drive, Redwood Shores, CA, 94065, and UNITED PARCEL SERVICE GENERAL SERVICES CO., a Delaware corporation ("UPS"), with its principal place of business at 55 Glenlake Parkway N.E., Atlanta, GA, 30328.

      WHEREAS, GUPTA and UPS have agreed to modify the terms and conditions of the Agreement via this Amendment;

      NOW, THEREFORE, GUPTA and UPS agree, as follows:

      1. CONFLICTS, USE OF TERMS: The terms and conditions contained in this Amendment are hereby incorporated into the Agreement by reference made herein. Notwithstanding the foregoing, in the event of conflict between the terms and conditions of the Agreement and this Amendment, the terms and conditions of this Amendment shall prevail.

      2. TERM OF THIS AMENDMENT: The term of this Amendment is from December 31, 2004 ("Effective Date") through December 31, 2006 (the "Term").

      3. PAYMENT: Upon execution of this Amendment, and in consideration for the rights and licenses granted herein, UPS shall make the nonrefundable, noncontingent payment to GUPTA of US$775,000 (Seven hundred and seventy-five thousand U.S. dollars) via wire transfer to the following account on or before March 7, 2005:

                             GUPTA TECHNOLOGIES, LLC
                             Account No: 189-1935825
                               Routing: 121-137522
           Comerica Bank, 10900 Wilshire Blvd., Los Angeles, CA 90024
                                Swift#: MNBDUS33

      4. LICENSE GRANT: In consideration for the US $775,000 payment specified in Item 3 hereinabove, GUPTA hereby grants UPS, during the Term of this Amendment, the nontransferable, nonexclusive right and license to use, package, distribute (and to grant to distributors the right to distribute), and sublicense 80,650 copies (as described in UPS's letter to GUPTA dated December 30, 2004, attached as Exhibit A to this Amendment) of GUPTA's SQLBase product version
            7.5.1 (hereinafter, the "Program(s)") that UPS had in its possession as of December 30, 2004, in conjunction with and as an embedded component of UPS' "Worldship-International" Product (hereinafter, "Existing Copies"), pursuant to the terms and conditions of the Agreement. UPS's license to manufacture or copy any copies of the Program in excess of the Existing Copies is terminated as of December 30, 2004. UPS's right and license to use, package, distribute (and to grant to distributors the right to distribute), and sublicense all Existing Copies shall expire on December 31, 2006, at which time any remaining, undistributed Program(s) and Existing Copies must be destroyed unless the Agreement has been extended by a written amendment signed by both parties. Notwithstanding the foregoing, (i) all End User licenses granted prior to December 31, 2006 shall survive the expiration or termination of the Agreement, and such End User licenses

      UPS________                                                 GUPTA_________

                                                              94-OEM-4914-UPS-03

            shall continue until terminated by UPS in accordance with the terms of the applicable End User License Agreements; and (ii) UPS shall have the right to continue to provide maintenance and support services to End Users after December 31, 2006 through the retention and internal use of a reasonable number of copies of the Program(s), not to exceed eighteen (18) copies.

      5. Limited Option to UPGRADE: Should UPS desire to acquire the rights to use, package, distribute, and sublicense SQLBase v9.0 or the then-current shipping version if and when such later versions of SQLBase become available during the Term of this Amendment, GUPTA agrees to negotiate such upgrade rights in good faith based upon the then-current GUPTA Price List. This option endures during the Term of this Amendment only, until its expiration on December 31, 2006.

      6. GLS NOT PURCHASED: UPS has elected not to purchase GUPTA License Services ("GLS") under this Amendment. Any GLS UPS requires during the Term shall be purchased separately from GUPTA by UPS.

      7. TECHNICAL SUPPORT NOT PURCHASED: UPS has elected not to purchase GUPTA Technical Support under this Amendment. Any GUPTA Technical Support services UPS requires during the Term shall be purchased separately from GUPTA by UPS.

      8. DISCLAIMER OF WARRANTIES: UPS ACKNOWLEDGES AND AGREES THAT GUPTA NO LONGER SUPPORTS SQLBASE version 7.5.1 AND, OTHER THAN THE WARRANTIES PROVIDED IN SECTION 8.1 GTC OF THE AGREEMENT, GUPTA MAKES NO EXPRESS WARRANTIES REGARDING THE SQLBASE version 7.5.1 SOFTWARE, AND THAT, OTHER THAN THE WARRANTIES PROVIDED IN SECTION 8.1 GTC OF THE AGREEMENT, SQLBASE version 7.5.1 IS BEING PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. GUPTA DISCLAIMS ALL WARRANTIES, OTHER THAN THE WARRANTIES PROVIDED IN SECTION 8.1 GTC OF THE AGREEMENT, WITH REGARD TO THE SQLBASE v 7.5.1 SOFTWARE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR QUALITY.

      9. ANNUAL REPORTING REQUIREMENTS: UPS will submit annual reports to GUPTA regarding distribution of the Existing Copies in the previous year ("Annual Report(s)") prior to January 15, 2006 and 2007. Each Annual Report shall state: (i) the number of copies of the Existing Copies sublicensed, distributed, and/or shipped that year, and (ii) the number of copies of the Existing Copies then-remaining in UPS's possession. Should GUPTA discover any errors in the Annual Report, UPS will provide GUPTA with a corrected Annual Report within fifteen
            (15) calendar days after UPS's receipt of written notice from GUPTA identifying the error.

      10. CHANGE OF NAME TO GUPTA TECHNOLOGIES, LLC: UPS hereby acknowledges that (i) Centura Software Corporation has changed its name and is now operating under the name of Gupta Technologies, LLC and that
            (ii) Gupta Technologies, LLC is the successor in interest to Centura Software Corporation. At all times the term "Centura Software Corporation" and "Centura" as found in the Agreement modified by this Amendment shall be taken to refer to "Gupta Technologies, LLC."

      11. RELEASE: GUPTA hereby covenants not to sue and hereby releases and forever discharges UPS and its officers, directors, employees, attorneys, successors and assigns, from any and all liabilities, claims, demands, rights, and causes of action, whether known or unknown, that arise out of or relate in any way to UPS's reproduction, distribution or use of the Existing Copies prior to March 2, 2005.

      12. NO OTHER MODIFICATIONS: Other than as expressly provided in this Amendment above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

UPS_______                                                         GUPTA________

                                                              94-OEM-4914-UPS-03

      IN WITNESS WHEREOF, the parties have caused this Amendment Number Three to be duly executed on the dates indicated below, and effective as of the dates specified hereinabove:

      UNITED PARCEL SERVICE GENERAL           GUPTA TECHNOLOGIES, LLC ("GUPTA"):
      SERVICES Co. ("UPS"):

      By: /s/ [ILLEGIBLE]                     By: /s/ Jeff Bailey
          ---------------                         ---------------
      Name: [ILLEGIBLE]                       Name: Jeff Bailey
      Title: Is Procurement Manager           Title: President and CEO
      Date: 3/2/05                            Date: MARCH 7, 2005

                                                                  GUPTA
                                                            975 Island Drive
                                                        Redwood Shores, CA 94065
                                                         www.guptaworldwide.com
                                                              650.596.3400

UPS_______                                                         GUPTA________

                                                              94-OEM-4914-UPS-03

                                    EXHIBIT A

                         LETTER DATED DECEMBER 30, 2004
                FROM MICHAEL TRAUB (UPS) TO TRISH SCEARCE (GUPTA)

      UPS__________                                              GUPTA__________

                                                                      [UPS LOGO]

                                            340 MacArthur Blvd. Mahwah, NJ 07430

      December 30, 2004

      Ms. Trish Scearce
      GUPTA Technologies, LLC
      975 Island Drive
      Redwood Shores, CA 94065

            Re:   GUPTA Agreement No. 94-OEM-4914-UPS
                  UPS Agreement No. 94-5487

      Dear Ms. Scearce:

      I am writing in response to your request for information about levels of inventory for the UPS Product and GUPTA Programs.

      We currently have 80,650 copies of the UPS Product in inventory for distribution. This is consistent with our historical levels of year-end inventory. (For example, as of December 2003 we had approximately 76,500 copies in inventory).

      With respect to GUPTA Programs, our records reflect that we currently have 18 copies that our developers use to create the UPS Product. If for any reason your records reflect anything different, please let me know.

      You have also asked about shipments of GUPTA Programs to end users. We do not, however, ship GUPTA "Programs" to end users. Rather, we distribute "UPS Product" as defined in the contract, and the Product contains the GUPTA Program. This may not make a difference for purposes of your question, but I wanted to bring it to your attention and clarify it.

      I believe that this addresses your questions. Please note that our license agreement has a confidentiality provision in it. We consider this information confidential and subject to those terms. It should not be distributed or shared with anyone else.

      Sincerely,

      /s/ Michael Traub
      Michael Traub
      Lead Contracts Administrator

      cc:   Anthony Integlia
            Takeshi Taniguchi - via facsimile (650) 596-4690